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                                                            Exhibit 12
NEBRASKA BOOK COMPANY, INC.


PRO FORMA COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(AMOUNTS IN THOUSANDS)


                                                                    YEAR
                                                                    ENDED
                                                                    MARCH 31,
                                                                    1998
Pro forma pre-tax income from continuing operations                   $ 1,373
                                                                      -------
Fixed charges:
  Interest expense and amortization of deferred finance
    charges on all indebtedness -- pro forma                           17,174
  Interest portion of lease rentals                                     2,015
                                                                      -------
      Total fixed charges                                             $19,189
                                                                      =======
      Total earnings and fixed charges                                $20,562
                                                                      =======
Pro forma ratio of earnings to fixed charges                              1.1
                                                                      =======